UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2026
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Arcus Biosciences, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38419	47-3898435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3928 Point Eden Way
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 694-6200
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	RCUS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2026, Jennifer Jarrett notified Arcus Biosciences, Inc. (the “Company”) of her decision to resign from her position as Chief Operating Officer, effective as of March 30, 2026. Ms. Jarrett’s resignation is not the result of any disagreement with the Company regarding its operations, policies or practices.
The Company and Ms. Jarrett entered into a separation agreement pursuant to which Ms. Jarrett will make herself available for periodic advisory services for a period through June 30, 2026. In consideration for such services, the Company agreed to extend the post-termination option exercise period during which she may continue to exercise any vested options to twelve (12) months. The separation agreement also contains a standard release of claims. The foregoing description of the separation agreement does not purport to be complete, and is qualified in its entirety by reference to the final separation agreement, a copy of which will be filed with the Company’s next quarterly filing on Form 10-Q.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date: March 23, 2026	By:	/s/ Terry Rosen, Ph. D.
Terry Rosen, Ph.D.
Chief Executive Officer (Principal Executive Officer)